Exhibit 10.14

Automobile Consumer Loan Cooperation (Framework) Agreement

No: RRR22L201704006

Party A: Ping An Bank Co., Ltd., Shanghai Branch

Contact Address: No.1351, Pudong South Road, Shanghai City

Contact Number: 021-58828177

Address: Room 105, 1st Floor, Tower 2, No. 333, Fengrao Road, Jiading District, Shanghai City

Contact Number: 01084481818

Given that:

Party A, as a financial institution, and its branches issue consumer loans to the Customers to buy automobiles (including second- hand automobiles). Party A has designated Party B as its franchise partner for conducting the Automobile Consumer Loan Business, and provides quality automobile financial services to the Customers of Party B.

Party B, as an automobile sales company, sells automobiles to the Customers through the distributor network under its management. Party B, when sells automobiles, introduces the automobile financial products and services of Party A to its customers who have demands for loans and use the automobile financial services of Party A on a voluntarily and proactive basis.

The mutual cooperation between Party A and Party B, which is based on customer services, not only promotes the automobile consumer financial products and services, but also supports the automobile sales of Party B, and at the same time, provides quality financial services to the Customers. After arm’s length negotiations, the parties have entered into the following cooperation agreement in relation to the provision of automobile consumer loan services to the Customers of Party B by Party A.

Article 1 Definitions

1.	“Transaction Acceptance Bank”: Party A or its designated branches.

2.	“Distributors of Party B”: the authorized distributors under the management of Party B who sell automobiles to customers.

3.	“Customers”: the natural persons who buy automobiles from the Distributors of Party B and to whom the Transaction Acceptance Bank issues personal automobile consumer loans in the end.

4.	“Automobile Consumer Loan Business”: the business in relation to the issue of loans to the Customers to buy automobiles (including second-hand automobiles) by the Transaction Acceptance Bank.

5.	“Financial Specialist of Party B”: the staff arranged by the Distributors of Party B, who is responsible for introducing automobile consumer loans to the Customers and assisting them to apply for automobile consumer loans from the Transaction Acceptance Bank.

6.	“Discount Products”: these products apply to the circumstances under which the Distributors of Party B are willing to bear and directly pay the whole or part of the interests borne by the Transaction Acceptance Bank for the Customers in a lump sum.

7.	“Average-capital-plus-interest” repayment method: a repayment method which shares the total principal and total interest of a mortgage loan equally into every month during the repayment period. Under this repayment method, the repayment amount is fixed for every month, however, the principal in monthly repayment increases month by month and the interest in monthly repayment decreases month by month.

8.	“Equal principal” repayment method: a repayment method under which the principal is equally distributed to each month, and the borrower pays off the interest for the period commencing from the previous trading day to the current repayment date. The monthly repayment amount is not fixed, in which the principal payable is equal and the interest payable decreases month by month.

9.	“Matching the principal repayment of interest payment”: a repayment method under which the principal and interests are not required to be paid during the term of loan, and will be paid off on a lump sum basis upon the maturity of the loan.

10.	“Interest only” repayment method: a repayment method under which only interests are paid during the term of loan, and the principal will be paid off on a lump sum basis upon the maturity of the loan.

11.	“Entrusted payment”: the entrusted payment is a payment method for loan funds. It means that the Transaction Acceptance Bank pays the Automobile Consumer Loan to the Distributors of Party B according to the loan application and entrusted payment arrangement from the Customers.

Article 2 Contents of Cooperation

1.	Party A and B are jointly responsible for the development, management, coordination, and improvement of the marketing of Automobile Consumer Loan Business. The specific Automobile Consumer Loan cooperation business of Party A is mainly responsible by the headquarters and segment of the automobile finance department of Party A.

2.	Party A develops exclusive products or plans in connection with the Automobile Consumer Loan Business for the authorized distributors managed by Party B (“Distributors of Party B”) which determine the number of periods of installment, annual interest rate, down payment requirements and other product information, and give guidance to the Transaction Acceptance Bank and the Distributors of Party B to carry out financial services specific to automobile consumers.

3.	Party B develops the marketing plan for automobile sale and conducts overall marketing and promotion of the cooperation plan. Party B gives guidance to its distributors to implement the cooperation plan between the parties, provides advisory and communication services for the Customers, and cooperates with Party A to conduct Automobile Consumer Loan Business. The Distributors of Party B shall arrange at least one Financial Specialist who is responsible for liaising, coordinating and information collection with the staff of the Transaction Acceptance Bank and customers, and offers assistance the Customers in the completion of procedures related to the application of Automobile Consumer Loan with Transaction Acceptance Bank.

4.	Customers are free to choose the suitable product under the Automobile Consumer Loan Business. The Financial Specialist of Party B shall refer to the Party A the customers who qualify the conditions under Automobile Consumer Loan Business and demand the automobile financial services of Party A on a voluntary and active basis. Party A does not require Party B or the Financial Specialist of Party B to give priority to recommending to Customers the products under Automobile Consumer Loan Business provided by Party A. This agreement does not prohibit Party B and the Financial Specialist of Party B from recommending to Customers the automobile consumer loan businesses offered by other banks or other financial institutions or companies.

Article 3 Steps of Cooperation

1.	The Distributors of Party B shall open a bank account with Party A or other bank for the transfer of the automobile consumer loan by the Transaction Acceptance Bank to the Distributors of Party B as entrusted by Customers.

2.	After the Distributors of Party B enters into the automobile purchase agreement with the Customers and the down payment is paid by the Customers, the Distributors of Party B shall issue the automobile purchase invoice to the Customer and assist the Customers in purchasing the insurance, paying the purchase tax and obtain the vehicle license. The Distributors of Party B shall explain and introduce the product of automobile financial products to the prospective customers. The Distributors of Party B shall submit the loan application of Customers to the Transaction Acceptance Bank and collect the relevant application materials.

3.	The Transaction Acceptance Bank shall review the Customers’ application materials, credit status, financial status, etc. within 2 working days and notify the Customers and Party B and the Distributors of Party B of the results. If the Customers meet the conditions of grant of loans and pass the review by the Transaction Acceptance Bank, the Transaction Acceptance Bank and the Customer shall enter into the mortgage contract. After the entry, the Transaction Acceptance Bank shall issue the “Automobile Loan Consent” to Party B and the Distributors of Party B.

4.	The Distributors of Party B shall, within 5 working days after receiving the “Automobile Loan Consent”, submit the vehicle registration certificate, vehicle invoice, original policy that meets the requirements of Party A and the materials required by local vehicle administration authority to the Transaction Acceptance Bank. The Transaction Acceptance Bank shall transfer the corresponding automobile consumer loan to the bank account of Party B within 2 working days after receiving all the necessary and qualified materials required for vehicle mortgage.

5.	The approval for the loan application of a customer by the Transaction Acceptance Bank remains effective for 2 months. If a mortgage loan contract is not signed during the effective period and a customer still wants to apply for loans, the customer should reapply for loans and submit relevant documents according to the requirements of the Transaction Acceptance Bank.

6.	The effective period as agreed in this article applies to most of the circumstances during the business cooperation between the parties. If any special circumstance occurs to one party, it should inform the other party in a timely manner, and deal with the circumstance upon the approval of the other party.

Article 4 Automobile Insurance

1.	The Distributors of Party B shall assist the Customers to purchase the type of automobile insurance designated by Party A and the first beneficiary of the insurance shall be the Transaction Acceptance Bank designated by Party A. The types of insurance purchased shall include but not limited to:

(1)	Automobile damage insurance (fully insured)
(2)	Theft and robbery insurance (fully insured)

(3)	Third party liability insurance (at least RMB200,000)

(4)	Non-deductible insurance (automobile damage insurance, theft and robbery insurance and third party liability insurance)

2.	In principal, a customer should purchase automobile insurance which is enough to cover the term of a loan in one time. If the Customers purchase automobile insurance on an annual basis, the Distributors of Party B are obligated to remind and assist the Customers to renew the insurance when it expires.

3.	The Customers may select an insurance company on its own. Party A and the Transaction Acceptance Bank will not recommend, require or force the Customers to select specific insurance companies. Party A only imposes the above-mentioned mandatory requirements on the first beneficiary, type of insurance and insurance amount.

Article 5 Rights and Obligations of Party A

1.	Party A has the right to independently determine the effective loan interest rate conforming to its business development in accordance with national policies and standards. In the event of any adjustment to the policy of loan interest rate, Party A shall timely notify Party B and the Distributors of Party B.

2.	Party A has the obligation to provide various business supports such as training on the knowledge of automobile financial business and sales techniques to Party B and the Distributors of Party B. In the event of any change to the financial products and Party A’s loan application procedures, Party A shall timely notify Party B and the Distributors of Party B.

3.	Transaction Acceptance Bank shall timely transfer automobile consumer loans to the bank account of Party B in accordance with the contractual arrangement and the authorization of customers.

4.	In the event of any enquiries or complaints made by the Customers on the relevant details of automobile consumer loan, Transaction Acceptance Bank shall immediately deal with the issues or complaints raised by the Customers upon receipt of the notice from Party B and the Distributors of Party B who will be notified of the corresponding results thereafter.

5.	Other than the loan application channels provided to the Distributors of Party B, Party A shall also provide them with the operational guidance on the acceptance of the Party A’s Automobile Consumer Loan Business, and the appropriately and timely updated promotional or printing materials.

Article 6 Rights and Obligations of Party B

1.	Party B has the right to request Party A to provide it with financial products in line with its market expansion needs. Party B shall assist Party A in the development of financial products under this agreement, and provide Party A with information and products through sharing relevant vehicle prices, automobile market conditions, etc.

2.	Party B shall instruct the distributors under its management to conduct the Automobile Consumer Loan Business as agreed in this agreement with the Transaction Acceptance Bank of Party A. The Distributors of Party B are responsible for explaining Party A’s automobile consumer loan products to the potential Customers at their business offices in details.

3.	Party B and its distributors confirm that they have obtained the confirmation and authority from Customers, and recommend to Party A the prospective customers who apply for automobile consumer loans based on their voluntary choice.

4.	The Distributors of Party B shall conduct initial screening of the Customers, review their basic status, and are responsible for collecting, sorting, and handing over application materials of the qualified customers etc., as well as other services related to the Automobile Consumer Loan Business as agreed in the agreement and other agreements. For the avoidance of doubt, Party B does not provide Customers with any form of warranty or guarantee.

5.	Party B and its affiliates shall not charge the Customers in the name of Party A or any of its affiliates.

Article 7 Terms of Confidentiality and Use of Data

1.	Either party shall be obliged to keep confidential of the trade secrets of the other party, information about the Customers, and all other cooperation information obtained in the cooperation. They shall not disclose to any third party, use without consent, or permit the use by any other person; otherwise they shall bear the corresponding breach of contract or tort liability. Performing the obligation of public disclosure of statutory information shall not be regarded as infringement of trade secrets

2.	The information of the other party or customer (including prospective customers) obtained by either party during the performance of this agreement shall be limited to use within the scope hereof, and shall not be used for any other purposes other than those set out in this agreement. Otherwise, the party concerned shall assume all responsibilities arising therefrom.

Article 8 Terms of Anti-Commercial Bribery

1.	Both Party A and Party B understand and are willing to strictly abide by the laws and regulations of the People’s Republic of China on anti-commercial bribery. Both parties understand that any form of bribery and corruption will violate the law and will be subject to severe punishment by the law.

2.	Both Party A and Party B shall not solicit, accept, provide, or offer any benefits other than those in the agreement to the other party or its personnel in charge or any other personnel concerned, including but not limited to the open rebate, hidden rebate, cash, shopping card, benefit in kind, quoted securities, travelling or other non-physical benefits, but if such benefits are practice in the industry or common practice, they must be expressly stated in the agreement.

3.	Party A strictly prohibits the personnel in charge from being engaged in any commercial bribery. Any of the acts listed in the second paragraph under this Article committed by the personnel in charge of Party A violates the company system implemented by Party A and will be subject to punishment according to the company system of Party A and state laws.

4.	Party A solemnly reminds that Party A objects to any of the acts listed in the second paragraph under this Article committed by Party B or the personnel in charge of Party B with any third party other than those to this agreement for the purposes of this agreement, and any of such acts violates the state law and will be subject to punishment by state laws.

5.	If either party or its personnel in charge violates the provisions of the aforesaid terms and causes damage to the other party, such party shall be liable for damages.

6.	The term “other relevant personnel” set out in this Article refers to the persons having direct or indirect interest in the agreement other than the personnel in charge of either party, including but not limited to the relatives and friends of the personnel in charge.

Article 9 Change, Termination, and Continuation of the Agreement

1.	During the performance of this agreement, either party shall give notice in connection with any change to this agreement to the other party in writing 30 days in advance and such change shall be valid through mutual negotiation. Either party has the right to terminate this agreement, but needs to notify the other party in writing 30 days in advance. In the event that any force majeure event causes the failure of performance of this agreement, either party shall notify the other party in writing to terminate the agreement.

2.	The termination of this agreement shall not relieve the parties of their rights and obligations which shall continue to exist after the termination of this agreement. Upon and subsequent to the termination of this agreement, all express or implied terms, agreements, undertakings or conditions will continue to be valid (e.g., the approval of the credit application submitted prior to the termination of this agreement is still subject to the terms and conditions of this agreement).

3.	The contents such as the terms of confidentiality and use of data, and terms of anti-commercial bribery of this agreement shall survive the change, termination or release of this agreement.

Article 10 Applicable Laws and Dispute Resolution

1.	This agreement is entered into pursuant to the laws of the People’s Republic of China which shall be applicable to it.

2.	The parties shall firstly strive to settle any dispute or controversy arising from or relating to this agreement in the principle of honesty and trustworthiness through friendly negotiation. In case no settlement can be reached through negotiation, each party shall have the right to file a lawsuit in the People’s Court where Party A is located.

Article 11 Effectiveness and Validity Period of the Agreement

1.	This agreement shall be made in duplicate and each party holds one copy, which shall be of the same legal effect.

2.	This agreement shall take effect after being signed or affixed with company seals by the legal representatives (or authorized representatives) of the parties, the validity period of which shall commence from 17 April 2017 to 17 April 2018. If no written notice is given by one party to the other party to terminate this agreement within 30 days prior to the expiry of this agreement, this agreement shall be automatically extended for one year.

Article 12 Miscellaneous

1.	The appendices to this agreement (if any) constitute an integral part of this agreement and shall have the same effect as the articles stipulated in the main body thereunder.

2.	Should there be any matters not covered by this agreement, Party A and Party B may otherwise enter into supplemental agreements after negotiation. The supplemental agreements and this agreement shall be of the same effect.

3.	This agreement and its appendices constitute the entire agreement reached between both parties in relation to the subject of this agreement and supersedes all previous negotiations and communications commenced and agreements reached between the parties.

Party A (seal): Shanghai Branch of Ping An Bank Co., Ltd.

Legal Representative:

Or authorized representative (signature):

[SEAL]

Legal Representative:

Or authorized representative (signature):

[SEAL]

Signing place of this Agreement:

Signing date of this Agreement: